Calculation of Filing Fee Tables
S-8
TERAWULF INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share	Other	10,092,604	$ 6.63	$ 66,913,964.52	0.0001531	$ 10,244.53
Total Offering Amounts:						$ 66,913,964.52		$ 10,244.53
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 10,244.53
Offering Note
[1]	a - Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions. b - This Registration Statement on Form S-8 registers 10,092,604 shares of TeraWulf Inc.'s common stock issuable under the TeraWulf 2021 Omnibus Incentive Plan. c - Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of TeraWulf Inc.'s shares of common stock reported by the Nasdaq on January 24, 2025.